Exhibit 99.2
Preliminary 2007 Second Quarter Results

Forward Looking Statements 1 In the presentations and in related comments by General Motors' management, we will use words like "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "seek," "may," "would," "could," "should," "believe," "potential," "continue," "designed," or "impact" to identify forward- looking statements that represent our current judgments about possible future events. We believe these judgments are reasonable, but GM's actual results may differ materially due to a variety of important factors. Among other items, such factors include: the ability of GM to realize production efficiencies, to achieve reductions in costs as a result of the turnaround restructuring and health care cost reductions and to implement capital expenditures at levels and times planned by management; the pace of product introductions; market acceptance of the Corporation's new products; significant changes in the competitive environment and the effect of competition in the Corporation's markets, including on the Corporation's pricing policies; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates; costs and risks associated with litigation; the final results of investigations and inquiries by the SEC and other governmental agencies; changes in our accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, including the range of estimates for the Delphi pension benefit guarantees, which could result in an impact on earnings; changes in relations with unions and employees/retirees and the legal interpretations of the agreements with those unions with regard to employees/retirees and the successful completion of a collective bargaining agreement; negotiations and bankruptcy court actions with respect to Delphi's obligations to GM, negotiations with respect to GM's obligations under the pension benefit guarantees to Delphi employees, and GM's ability to recover any indemnity claims against Delphi; labor strikes or work stoppages at GM or its key suppliers such as Delphi or financial difficulties at GM's key suppliers such as Delphi; additional credit rating downgrades and the effects thereof; factors affecting GMAC's results of operations and financial condition such as credit ratings, interest rates, the housing market (including the downturn in residential mortgages, particularly in the nonprime sector) , adequate access to the capital, changes in the residual value of off-lease vehicles, changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate, and changes in GMAC's contractual servicing rights; shortages of and price increases for fuel; changes in economic conditions, commodity prices, such as steel and other raw materials, currency exchange rates or political stability in the markets in which we operate; the effects of transactions or alliances entered into by one or more of our competitors; currency exchange rates or political instability in the markets in which we operate; and general economic conditions, in particular stability of consumer confidence. The most recent annual reports on Form 10-K and quarterly reports on Form 10-Q filed by GM and GMAC provide information about these factors, which may be revised or supplemented in future reports to the SEC on those forms.

Second Quarter Highlights GAAP EPS $1.56, $891 million net income Adjusted EPS $2.48, $1,411 million net income Adjusted total automotive results improved $0.4B vs. Q2 '06 All-time record automotive revenue Continued share gains outside North America helped offset GMNA share decline due in part to reduced rental sales Adjusted Automotive Operating Cash Flow of $1.1B Automotive liquidity increased to $27.2B Announced sale of Allison Transmission for $5.6B Now classified as Assets Held for Sale / Discontinued Operations Transaction expected to close in the third quarter 2

Second Quarter Adjusted Results 3 Refer to Supplemental Charts for reconciliation to GAAP figures Refer to Supplemental Charts for reconciliation to GAAP figures

Corp Other / Other Financing Corp Other / Other Financing results of $0.4B $0.5B favorable vs. Q2 '06, principally related to income taxes GM adopted FIN 48 on January 1, requiring only more- likely-than-not tax positions be recognized In Q2, FIN 48 resulted in reversal of previously required tax liabilities related to uncertain tax positions now deemed more-likely-than-not to be realized Net favorable adjustments recorded at Corp Other to maintain target regional managerial tax rates 4

Second Quarter Adjustments to Income 5 Exclusion of special items useful for: - Management to measure operations - Comparisons between reporting periods - Investors to measure and assess company's core performance - Investors to measure and assess company's core performance - Investors to measure and assess company's core performance - Investors to measure and assess company's core performance - Investors to measure and assess company's core performance

GMNA Second Quarter Adjusted Results 6 6 * Excludes results from Allison Transmission, now recorded as Assets Held For Sale

GMNA Vehicle Revenue Per Unit Calendar Year Second Quarter Net Revenue Gross Revenue less Sales Incentives Vehicle revenue per unit excludes items such as daily rental accounting impact, Service Parts, OnStar, other outside sales 7 * Adjusted to remove Allison. Refer to Supplemental Charts for reconciliation to GAAP figures Memo: Q1 07 $21,072 GAAP Rev/Unit * n/a n/a n/a n/a 23,592 n/a n/a n/a 23,586 24,645

GMNA Adjusted Net Income 2007 vs. 2006 $ Billions - Continuing Operations Only* Q2 YTD 2006 Net Income $(0.1) $(0.5) Volume (0.5) (1.6) Mix 0.7 1.1 Price / Material - (0.1) Policy & Warranty / Campaigns (0.5) (0.6) Pension / OPEB / Manufacturing 0.9 2.2 Exchange & Other Costs (0.4) (0.6) 2007 Net Income $0.1 $(0.1) Improvement vs. 2006 $0.2 $0.4 8 * Excludes results from Allison Transmission, now recorded as Discontinued Operations

Overview of Other Regions Continued strong growth outside of North America in Q2 Combined adjusted net income of $686 million ($1.1B YTD) Revenue up 16% and share up 0.2 p.p. vs. Q2 '06 GME reported best quarterly results since Q2 1996 on strong structural cost performance and favorable pricing GMLAAM continues to leverage explosive growth, reporting best quarter in 10 years for both revenue and adjusted net income GMAP reported record Q2 adjusted net income on continued growth in China, India and South Korea as well as improved performance at Holden 9

GME Second Quarter Adjusted Results 10 10

GMLAAM Second Quarter Adjusted Results 11 11

GMAP Second Quarter Adjusted Results 12

GMAC Second Quarter Results 13 GMAC reported $293 million net income on strength in Auto Finance and Insurance, and improved ResCap results ResCap loss of $(254) million a significant improvement from Q1 '07 Deterioration of $(802) million vs. Q2 '06 results, which included $259 million after-tax gain from sale of a regional home builder Year-to-year improvement in all other businesses, particularly Auto Finance (up $245 million) Excluding ResCap, Q2 net income doubled year-over-year Net income of $139 million realized by GM Includes equity income of $118 million and preferred dividends of $39 million, partially offset by tax expense related to LLC units Deterioration of $(648) million from Q2 '06 when GMAC net income of $787 million was fully consolidated

GMAC Business Line Results 14 ResCap results improved despite continuing pressure in the U.S. residential mortgage market Sharply reduced nonprime production and nonprime exposure Increased servicing fee income and lower structural cost base Auto Finance results remain robust Margins continue to improve year-over-year Originations up, particularly used and diversified vehicles Insurance results improved on strong underwriting results Favorable loss experience relating to vehicle service contracts and dealer inventory insurance GMAC and ResCap maintain strong liquidity positions Cash and certain marketable securities totaled $17.5B at the end of Q2 2007

GM Liquidity Position 15 Strong gross liquidity position at $27.2B1 Reflects $1.4B net proceeds from Q2 convertible bond issuance Reflects $1.0B Mitigation VEBA contribution associated with GM-UAW 2005 retiree health care agreement Additional $15.3B of VEBA assets available to fund healthcare costs No additional U.S. term debt maturities in 2007 1 Includes $3.6B in readily-available VEBA assets (i.e. short-term VEBA)

Q4'00 YE '01 YE '02 YE '03 YE '04 YE '05 YE '06 Q1 '07 Q2 '07 Net Liquidity 5.2 4.8 4.8 3.5 -0.7 -0.3 -7.1 -10.9 -13.8 -12.3 -13.3 -12.1 Gross Cash (incl. ST VEBA) 13.2 13 13.3 11.8 11.5 17.3 26.9 23.3 20.4 26.4 24.7 27.2 17.3 17.3 23 $ Billions Automotive Gross / Net Liquidity 16 1 Year-end 2002 - 2005 Net Liquidity figures exclude GMAC related debt and have been restated to include capital leases and industrial revenue bond obligations previously classified as Other Liabilities 1

Second Quarter Key Cash Flow Drivers 17 Adjusted Automotive Operating Cash Flow (OCF) of $1.1B; improvement of $0.5B versus Q2 2006 Excludes $0.1B OCF generated by Allison Transmission Division Q2 2007 OCF driven by positive earnings and lower cash payments relative to expense accruals Would expect timing-related improvements to reverse in H2 2007 Now expect CY 2007 Capital Spending in $8B range Reflects a lean approach to our non-portfolio initiatives while protecting the cadence of our Global Product Programs Consistent with past years, expect heavier product spending in H2 YTD Adjusted Automotive OCF of $1.4B excluding Allison Transmission Strong performance despite $1.9B YTD OPEB cash payments plus $1.0B Mitigation VEBA contribution

Automotive Cash Flow Summary

$ Billions	2007		2006	
Operating Related	Q2	YTD	Q2	YTD
Net Income (Automotive & Corp/Other) *	0.6	0.6	(3.6)	(3.6)
Depreciation & Amortization	2.1	4.1	2.2	4.1
Capital Expenditures	(1.7)	(2.9)	(1.9)	(3.1)
Change in Receivables, Payables & Inventory	0.2	0.2	1.0	(0.7)
Pension/OPEB expense (net of payments)	(0.5)	(1.0)	4.3	4.9
Mitigation VEBA	(1.0)	(1.0)	(1.0)	(1.0)
Accrued Expenses & Other	1.4	1.4	(0.4)	(1.4)
Adjusted Operating Cash Flow	**1.1**	**1.4**	**0.6**	**(0.8)**
Allison Operating Cash Flow - Discontinued Operations	0.1	0.2	0.2	0.4
Proceeds from Asset Sales	0.1	0.1	0.3	2.3
Cash Restructuring Costs	(0.3)	(0.8)	(0.4)	(0.6)
Delphi - Cash Restructuring Costs	-	(0.3)	(0.1)	(0.1)
Adj. Operating Cash Flow after Special Items	**1.0**	**0.6**	**0.6**	**1.2**
Non-Operating Related				
VEBA Withdrawals	-	-	-	2.0
Dividends	(0.1)	(0.3)	(0.1)	(0.3)
Change in Debt	1.3	0.2	0.2	(0.3)
GMAC Purchase Price Adjustment	-	(1.0)	-	-
GMAC Dividends	-	-	1.4	1.4
Change in ST VEBA	-	1.1	-	(1.0)
Other	0.3	0.2	(0.8)	(0.5)
Total Non-Operating Related	1.5	0.2	0.7	1.3
Net Change in Cash and Cash-related	**2.5**	**0.8**	**1.3**	**2.5**

* Net income from continuing operations

Refer to Supplemental Charts for reconciliation to GAAP figures

18

Accrued Expenses and Working Capital 19 Accrued Expenses and Other adjustment of $1.4B reflects favorable timing of cash flows relative to expense accruals and positive effect of non cash expenses: Year-to-year variance in working capital flows driven primarily by lower accounts payable buildup

Delphi Matters 20 UAW-Delphi-GM agreement reached in June; ratified by UAW and approved by Bankruptcy Court Provides for UAW labor transformation, including wages and benefits, employment levels and UAW claims against Delphi estate GM agreed to pay $450 million to settle UAW claim against Delphi Payment required upon execution of GM-Delphi Settlement Agreement and confirmation of a Delphi reorganization plan GM to fund portion of other costs, which are non-binding until the GM-Delphi Settlement Agreement is executed In July Delphi announced it had accepted an Equity Purchase Agreement from an Appaloosa-led investor group Delphi seeking expedited Bankruptcy Court approval at a hearing on August 2

Delphi Charge 21 Q2 charge of $575 million pre-tax ($374 million after-tax) Consists of incremental Delphi retiree health care costs, reimbursement of labor costs at certain Delphi facilities and reimbursement of certain pension obligations for Delphi employees As outlined in UAW-GM-Delphi agreement, $450 million payment to be made to GM UAW Mitigation VEBA and amortized over remaining term of UAW Healthcare Agreement GM continues to expect additional ongoing period costs in the form of wage subsidies and other payments to Delphi for a finite period Currently evaluating accounting treatment for these remaining amounts under the proposed GM-Delphi Settlement Agreement

2007 Outlook Third Quarter Continued revenue growth on strength in emerging markets Leverage strong acceptance of new crossover utilities including ramp-up of Enclave, and prepare for key car launches in 2H Malibu, CTS, Saturn Astra, Pontiac G8 Concerns remain regarding housing market weakness and volatile fuel prices in the U.S. Calendar Year Improved automotive earnings Improved but negative adjusted operating cash flow Capital spending to be in $8B range 22

Summary Share growth and strong revenue increases continue outside North America Improved earnings and positive automotive operating cash flow Automotive liquidity strengthened further to $27.2B Delphi labor agreement reached Continued focus on revenue and structural cost Negotiations underway on UAW contract 23

Supplemental Charts The following supplemental charts are provided to reconcile adjusted financial data comprehended in the primary chart set with GAAP-based data (per GM's financial statements) and/or provide clarification with regard to definition of non-GAAP terminology Note: As previously disclosed, GM restated its financial statements for the first three quarters of 2006 for various accounting issues associated with derivatives contracts, deferred income tax and other adjustments. The results reported for the second quarter and the six month period ending June 30, 2006 contained in this presentation reflect the adjustments.

Reconciliation to Adjusted Net Income / EPS
Q2 – 2006 & 2007

$ Millions

Q2 2007	GMNA	GME	GMLAAM	GMAP	Auto Elims	Total Auto	GMAC	Corp. Other	Other Financing	Total
Total Net Sales & Revenue	29,574	9,558	4,330	5,446	(3,012)	45,896	-	22	894	46,812
Net income (loss) for Cont. Ops.	(39)	217	213	227	-	618	139	(30)	57	784
Net income for Disc. Ops.	107	-	-	-	-	107	-	-	-	107
Net Income (loss)	68	217	213	227	-	725	139	(30)	57	891
EPS - Diluted										$1.56
Adjustments (after-tax):										
Asset Impairments	(62)	-	-	(4)	-	(66)	-	-	-	(66)
Plant Closure	4	-	-	-	-	4	-	-	-	4
Special Attrition	4	-	-	-	-	4	-	-	-	4
Restructuring Charges	(63)	(19)	-	(6)	-	(88)	-	-	-	(88)
Delphi	-	-	-	-	-	-	-	(374)	-	(374)
Total Adjust. - Net Income (loss)	(117)	(19)	-	(10)	-	(146)	-	(374)	-	(520)
Adjusted Net Revenue	29,574	9,558	4,330	5,446	(3,012)	45,896	-	22	894	46,812
Net income for Cont. Ops.	78	236	213	237	-	764	139	344	57	1,304
Net income for Disc. Ops.	107	-	-	-	-	107	-	-	-	107
Adjusted Net Income	185	236	213	237	-	871	139	344	57	1,411
Adjusted EPS - Diluted										$2.48
Q2 2006										
Total Net Sales & Revenue	30,850	8,740	3,829	3,782	(2,337)	44,864	9,048	(52)	39	53,899
Net income (loss) for Cont. Ops.	(3,950)	(39)	139	376	(1)	(3,475)	787	(119)	(687)	(3,494)
Net income for Disc. Ops.	111	-	-	-	-	111	-	-	-	111
Net Income (loss)	(3,839)	(39)	139	376	(1)	(3,364)	787	(119)	(687)	(3,383)
EPS - Basic										($5.98)
Adjustments (after-tax):										
Asset Impairments	(197)	-	-	-	-	(197)	-	-	-	(197)
Special Attrition	(3,659)	-	-	-	-	(3,659)	-	-	-	(3,659)
Isuzu Sale	-	-	-	212	-	212	-	-	-	212
GMAC Sale	-	-	-	-	-	-	-	-	(690)	(690)
Restructuring Charges	-	(182)	(16)	-	-	(198)	-	-	-	(198)
Total Adjust. - Net Income (loss)	(3,856)	(182)	(16)	212	-	(3,842)	-	-	(690)	(4,532)
Adjusted Net Revenue	30,850	8,740	3,829	3,782	(2,337)	44,864	9,048	(52)	39	53,899
Net income (loss) for Cont. Ops.	(94)	143	155	164	(1)	367	787	(119)	3	1,038
Net income for Disc. Ops.	111	-	-	-	-	111	-	-	-	111
Adjusted Net Income (loss)	17	143	155	164	(1)	478	787	(119)	3	1,149
Adjusted EPS - Basic & Diluted										$2.03

S1

Reconciliation of GMNA Revenue Per Unit Calendar Year S2 a). For GAAP reporting purposes, sales to other GM regions are eliminated whereas they are retained for managerial vehicle analysis b). Includes SPO parts, Powertrain engines, MSP, and Onstar service outside sales- excluded from managerial vehicle analysis c). Includes Interest Income, Daily Rental Income, and GM Credit Card Income- excluded from managerial vehicle analysis * * Excludes revenue from Allison Transmission, now classified as discontinued operations

Reconciliation of GMNA Revenue Per Unit Second Quarter S3 a). For GAAP reporting purposes, sales to other GM regions are eliminated whereas they are retained for managerial vehicle analysis b). Includes SPO parts, Powertrain engines, MSP, and Onstar service outside sales- excluded from managerial vehicle analysis c). Includes Interest Income, Daily Rental Income, and GM Credit Card Income- excluded from managerial vehicle analysis * * * Excludes revenue from Allison Transmission, now classified as discontinued operations

Reconciliation of Automotive Cash Flow Second Quarter & Calendar Year S4